CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement"), is executed as of this 5th day of March, 1997, by and between CryoLife, Inc., a Florida corporation ("CryoLife"), CryoLife Acquisition Corporation, a Florida corporation and wholly owned subsidiary of CryoLife ("Newco") and J. Crayton Pruitt, Sr., M.D., a resident of Florida ("Dr. Pruitt").

                              W I T N E S S E T H:

     WHEREAS, CryoLife and Newco desire to engage Dr. Pruitt, and Dr. Pruitt desires to accept such engagement, on the terms and conditions contained herein;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants
hereinafter  contained,   the  receipt  and  sufficiency  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

     1. ENGAGEMENT. CryoLife and Newco hereby engage Dr. Pruitt, and Dr. Pruitt hereby accepts such engagement, on the terms and conditions set forth herein. Subject to the general supervision of the President of CryoLife, Dr. Pruitt shall perform those duties and services more specifically described on Exhibit A attached hereto. During the term of his engagement, Dr. Pruitt will devote not less than an aggregate of 20 hours per calendar month in providing such services to Newco and CryoLife. Dr. Pruitt will render to CryoLife at regular and frequent intervals, as set by CryoLife, reports and accounting of the status and progress of any work he is performing.

     2. TERM. This Agreement shall commence upon the date set forth above (the "Commencement Date") and shall continue, subject to the provisions for early termination set forth herein, until the fifth anniversary of the Commencement Date.

     3. COMPENSATION.

        (a) For all services rendered by Dr. Pruitt during the term hereof and subject to Section 14 below, Dr. Pruitt shall be entitled to receive a consulting fee of $16,666.67 per month (the "Consulting Fee"), due and payable not later than the fifth day of each calendar month with respect to services rendered during the immediately preceding calendar month.

        (b) During the term hereof and subject to compliance with the reimbursement policies and procedures of CryoLife, CryoLife shall pay or reimburse Dr. Pruitt for all reasonable travel and business expenses (including air travel at coach rate) incurred or paid by Dr. Pruitt in the performance of his duties hereunder, upon Dr. Pruitt's presentation of expense statements, receipts, vouchers and such other information as CryoLife may reasonably require in order to verify such expenses.


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        (c)  During  the  term  hereof,  Dr.  Pruitt  shall  be  entitled  to an automobile allowance of $800 per month.

     4. DEFINITIONS. The following definitions shall apply to this Agreement:

        (a) "Competing Business" means any person, concern, or entity that is engaged in or conducts a business substantially the same as the Newco Business.

        (b) "Newco Business" means the business of designing, manufacturing, marketing and distributing specialized tubing products, catheters and medical instruments for use in the field of vascular, general, and laparoscopic surgery, including carotid shunts, occlusion catheters, Hutson dual balloon catheters, embolectomy catheters, dual lumen catheters, aortic catheters, venous access ports, cholangiogram catheters, and laparoscopic instruments. Newco Business includes the design, manufacture, marketing and distribution of all products identified in the product catalogue of Ideas for Medicine, Inc. as of the date hereof.

        (c) "Territory" means the United States, Germany, Italy, the Netherlands, the United Kingdom, Canada, and France, which the parties hereby acknowledge to be the geographic area in which the Newco conducts Newco Business on the date of this Agreement.

        (d) "Trade Secrets" means information relating to CryoLife or Newco or the business and technology of CryoLife or Newco, including, but not limited to, technical and nontechnical data, formulae, patterns, designs, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, pricing information, marketing information, and lists and information with respect to actual or potential customers or suppliers, which (1) derives economic value, actual or potential, from not being generally known to or readily ascertainable by proper means by persons other than CryoLife or Newco who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets shall also include information that has been disclosed to CryoLife or Newco by a third party and that CryoLife or Newco is obligated to treat as confidential. Trade Secrets shall not include information that falls into the public domain through no fault of Dr. Pruitt.

     5. CONFIDENTIALITY. Dr. Pruitt covenants and agrees that, during and after his engagement hereunder, he will treat as confidential and will not, without the prior written approval of CryoLife, use (other than in the performance of his designated duties for CryoLife and Newco) or disclose the Trade Secrets.

     6. RECORDS. All records, notes, files, recordings, tapes, disks, memoranda, reports, price lists, client lists, drawings, plans, sketches, documents, equipment, apparatus, and like items, and all copies thereof, relating to the business of Newco, CryoLife, or the


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Trade  Secrets  or  otherwise  constituting  physical  embodiments  of the Trade
Secrets, which shall be prepared by Dr. Pruitt or which shall be disclosed to or which shall come into the possession of Dr. Pruitt, whether after or prior to the date hereof, shall be and remain the sole and exclusive property of CryoLife and Newco. Dr. Pruitt agrees that at any time upon request from CryoLife, to promptly deliver to CryoLife the originals and all copies of any of the foregoing that are in Dr. Pruitt's possession, custody or control.

     7. INVENTIONS. Any invention, improvement, discovery, process, formula, device, technique, code, algorithm, program, system, method or visual works (collectively, "Invention"), which is made , developed or conceived, either solely or jointly with others, by Dr. Pruitt in the course of his engagement or with the use of Newco's or CryoLife's time, materials or facilities will be promptly and fully disclosed by Dr. Pruitt to the President of CryoLife. Any such Invention will be the sole and absolute property of Newco, including all patent, copyright, trademark, trade name, and other rights in respect thereof, and Dr. Pruitt hereby assigns and agrees to assign to Newco any right, title or interest he may have to such Invention in any medium, including all rights to create derivative works thereof. At the request and expense of Newco, Dr. Pruitt will execute and deliver all such documents and will do all such other acts as may be in Newco's opinion necessary or desirable to secure to Newco all right, title and interest in and to any such Invention. The provisions of this paragraph shall be binding upon the heirs, successors, and assigns of Dr. Pruitt.

     8. COOPERATION. Dr. Pruitt agrees to cooperate at any time to the extent and in the manner requested by Newco and at Newco's expense, in the prosecution or defense of any claims, litigation or other proceeding involving the property of Newco, CryoLife, or the Trade Secrets. Dr. Pruitt agrees to diligently protect any and all Trade Secrets against loss by inadvertent or unauthorized disclosure and will comply with regulations established by CryoLife or Newco for the purpose of protecting such information.

     9. NON-COMPETITION.

        (a) Dr. Pruitt covenants that he shall not during the term of his engagement hereunder and for a period of two years thereafter (the
"Non-Competition/Non-Solicitation Period"), directly or indirectly, in the Territory, (a) for himself or (b) as a consultant, management, supervisory or executive employee or owner of a Competing Business, engage in any business for which he provides services which are the same or substantially similar to his duties for CryoLife and Newco as described on Exhibit A attached hereto.

        (b) Notwithstanding the foregoing, Dr. Pruitt shall not be prohibited from acquiring as an investment not more than 2% of the capital stock of a Competing Business whose stock is traded on a national securities exchange or over-the-counter. Moreover, the covenant in subsection (a) above shall not apply after termination of Dr. Pruitt's engagement in the event Dr. Pruitt's engagement is terminated by CryoLife or Newco without cause (as that term is defined in Section 13).



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     10. CUSTOMER NON-SOLICITATION.  During the Non-Competition/Non-Solicitation
Period, Dr. Pruitt covenants and agrees that he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, or attempt to solicit, divert or appropriate to or for any Competing Business, any persons and/or entities who were customers of Newco in the Territory during the 12-month period immediately preceding the termination of Dr. Pruitt's engagement hereunder.

     11. EMPLOYEE NON-SOLICITATION. During the Non-Competition/Non-Solicitation Period, Dr. Pruitt covenants and agrees that he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, hire or attempt to hire any employee of CryoLife or Newco, or to cause any such employee to leave his or her engagement, in order to perform services in the Territory for a Competing Business.

     12. REMEDIES.

        (a) Dr. Pruitt acknowledges and agrees that, by virtue of the special knowledge of CryoLife's and Newco's affairs, business, clients, customers and operations that he has and will have as a consequence of the services being rendered to CryoLife and Newco pursuant hereto, irreparable loss and damage will be suffered by CryoLife and Newco if Dr. Pruitt should breach or violate any of the covenants and agreements contained in Sections 5, 7, 9, 10, or 11 hereof; and Dr. Pruitt further acknowledges and agrees that each of such covenants is reasonably necessary to protect and preserve the Newco Business. Dr. Pruitt, therefore, agrees and consents that, in addition to any other remedies available to it, CryoLife and Newco shall be entitled to an injunction to prevent a breach or contemplated breach by Dr. Pruitt of any of the covenants or agreements contained in such Sections. In addition, CryoLife and Newco shall be entitled to terminate this Agreement or suspend the payment of any and all compensation to which Dr. Pruitt may be entitled hereunder during the period in which Dr. Pruitt is in breach of or has violated any of the covenants and agreements contained in Sections 5, 7, 9, 10, or 11 hereof.

        (b) The existence of any claim, demand, action or cause of action of Dr. Pruitt against CryoLife or Newco, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by CryoLife or Newco of any of the covenants contained in Sections 5, 7, 9, 10 or 11 hereof.

        (c) Nothing contained in this Agreement shall limit, abridge or modify the rights of the parties under applicable trade secret, trademark, copyright or patent law or under the laws of unfair competition.

        (d) Except as provided in this Section 12, Sections 5, 6, 7, 8, 9, 10, 11, 12, 13, 18, 20, and 21 shall survive any termination of this Agreement.



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



     13. TERMINATION.

        (a) This Agreement may be terminated immediately by CryoLife or Newco for "cause" upon written notice of termination, such "cause" being specified in the notice. As used herein, "cause" shall mean and include Dr. Pruitt's death, Dr. Pruitt's fraud, dishonesty, wilful misconduct, gross negligence, theft or embezzlement; Dr. Pruitt's commitment of an act of moral turpitude or conviction of a crime; or Dr. Pruitt's refusal to perform his duties hereunder for non-medical reasons.

        (b) Upon termination of this Agreement, Dr. Pruitt shall receive the Consulting Fee prorated through the date of termination.

     14. INDEPENDENT CONTRACTOR.

        (a) Dr. Pruitt is hereby engaged as an independent contractor of CryoLife and Newco, and, accordingly, neither Newco nor CryoLife shall withhold or be responsible for any federal or state income taxes, social security payments or employment taxes with respect to the payment of compensation to Dr. Pruitt under this Agreement.

        (b) As an independent contractor, Dr. Pruitt shall not be deemed or construed to be an employee, partner or agent of CryoLife or Newco and shall not have the power or authority to bind CryoLife or Newco to any obligations whatsoever to third parties without the prior written consent of CryoLife or Newco, as applicable.

     15. SUCCESSORS AND ASSIGNMENT. This Consulting Agreement may not be assigned by Dr. Pruitt.

     16. SEVERABILITY. In the event any provision of this Agreement shall be held void and unenforceable, the unaffected portion hereof shall remain in full force and effect and this Agreement shall be deemed amended to excuse the provisions held void and unenforceable and shall continue in full force and effect, as amended.

     17. NOTICES. Any notice to be given under this Agreement shall be given in writing and may be effected by (a) personal delivery (including delivery by Federal Express or similar guaranteed overnight delivery service), (b) placing such in the United States certified mail, return receipt requested, or (c) by telecopy, with written confirmation of receipt received and a copy sent by the methods described in (a) or (b), sent as set forth below:

     If to CryoLife or Newco:  CryoLife, Inc.
                               1655 Roberts Boulevard, NW
                               Kennesaw, Georgia  30144
                               Attention:  President and Chief Executive Officer
                               Telefax:  (770) 426-0031


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




     with a copy to:         Arnall Golden & Gregory
                             2800 One Atlantic Center
                             1201 West Peachtree Street
                             Atlanta, Georgia  30309
                             Attention:  Clinton D. Richardson
                             Telefax:  (404) 873-8665

     If to Dr. Pruitt:       J. Crayton Pruitt, M.D.
                             Ideas for Medicine, Inc.
                             12167 49th Street North
                             Clearwater, Florida  34622
                             Telefax:  (813) 823-8606

     with a copy to:         Charles F. Arnold, Esq.
                             621 Sixth Avenue South
                             St. Petersburg, Florida  33701
                             Telefax:  (813) 823-2742

     Notices shall be effective upon receipt.

     18. ENTIRE AGREEMENT AND AMENDMENT. This Agreement shall be governed and construed in accordance with the laws of Florida. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings and agreements among the parties hereto. Any such prior agreements shall, from and after the effective date hereof, be null and void. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Notwithstanding the foregoing, the rights of CryoLife and Newco under this Agreement to protect its Trade Secrets, business records, and other proprietary interests are in addition to, and not in lieu of, all other rights CryoLife and Newco may have at law or in equity to protect its Trade Secrets and other proprietary interests, including, but not limited to, their rights under that certain Noncompetition Agreement of even date herewith executed by Dr. Pruitt in connection with the merger of Ideas for Medicine, Inc., a company in which Dr. Pruitt formerly was a stockholder with and into Newco.

     19. WAIVER. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party.

     20. USE OF NAME. Dr. Pruitt hereby grants to CryoLife and Newco a perpetual, worldwide right and license to use his name in connection with the marketing, manufacture, distribution and sale of IFM's tubing products, catheters and medical instruments for use in the field of vascular, general and laparoscopic surgery, including carotid shunts, occlusion catheters, Hutson dual balloon catheters, embolectomy catheters, dual lumen catheters,


386650.7
aortic catheters, venous access ports, cholangiogram catheters and laparoscopic instruments.

     21. INDEMNIFICATION. CryoLife and Newco hereby agree to indemnify and hold harmless Dr. Pruitt from and against any and all demands, claims, causes of actions, actions, suits, damages, liabilities, costs, and expenses, including reasonable attorney's fees and costs through all trials and appeals (collectively, "Liability"), resulting or arising from Dr. Pruitt's performance under this Consulting Agreement and/or the use of Dr. Pruitt's name under
Section 20, provided CryoLife shall have no obligations hereunder with respect to Liability resulting from the negligence, willful misconduct, or criminal activities by Dr. Pruitt; and, provided, further, the foregoing shall not be deemed to limit, modify, or restrict the representations and warranties made by Dr. Pruitt to CryoLife and Newco pursuant to that certain Agreement and Plan of Merger dated March 5, 1997.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.


                              CRYOLIFE:

                              CRYOLIFE, INC.


                              By: /s/ Steven G. Anderson
                                  -----------------------
                                  Steven G. Anderson,
                                  Chairman of the Board, President and
                                  Chief Executive Officer

                              NEWCO:

                              CRYOLIFE ACQUISITION CORPORATION


                              By:  /s/ Steven G. Anderson
                                  -----------------------
                                   Steven G. Anderson,
                                   Chairman of the Board, President and
                                   Chief Executive Officer

                              DR. PRUITT:


                                    /s/ J. Crayton Pruitt, Sr., M.D.
                                    ----------------------------
                                    J. Crayton Pruitt, Sr., M.D.



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



                                    GUARANTY


     CryoLife, Inc. hereby guarantees the timely and full performance by Newco of its obligations pursuant to Section 3 of this Agreement.

                              CRYOLIFE, INC.


                              By:  /s/ Steven G. Anderson
                                  -----------------------
                                   Steven G. Anderson,
                                   Chairman of the Board, President and
                                   Chief Executive Officer



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


                                    EXHIBIT A

                              DUTIES OF DR. PRUITT


Dr. Pruitt shall be responsible for assisting with the research and development activities of Newco. Dr. Pruitt shall also assist with new product testing and teaching surgeons regarding the use and advantages of the Newco products. Dr. Pruitt shall attend conventions in which Newco participates and assist in the general promotion and marketing of the Newco product line. Dr. Pruitt shall serve as a member of the Vascular Advisory Board of CryoLife.


386650.7